UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2022

Coinbase Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40289	46-4707224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address Not Applicable(1)	Address Not Applicable(1)
(Address of principal executive offices)	(Zip Code)
Not Applicable(1)
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value	COIN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

(1) We are a remote-first company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices may be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed by Coinbase Global, Inc. (“Coinbase” or the “Company”) on a Current Report on Form 8-K filed on November 2, 2022, the Company and Surojit Chatterjee mutually agreed on October 28, 2022 that Mr. Chatterjee would step down as Chief Product Officer, effective November 30, 2022. The Company also disclosed at that time that it was expected that Mr. Chatterjee will continue to serve Coinbase in an advisory role through at least February 3, 2023.

On November 30, 2022, in recognition of Mr. Chatterjee’s contributions throughout his employment to Coinbase, the Company and Mr. Chatterjee entered into a separation agreement (the “Separation Agreement”) that provides, among other things, that Mr. Chatterjee’s last date of employment with the Company will be February 3, 2023 (the “Separation Date”), that the vesting of Mr. Chatterjee’s Company stock options and Company restricted stock units shall cease vesting effective as of November 30, 2022 except as set forth below, and that Mr. Chatterjee is entitled to certain severance benefits, including (i) a lump sum payment consistent with our existing Change of Control and Severance Policy, which provides for payments and benefits to executive officers upon certain qualifying terminations and (ii) payment by the Company of insurance premiums in order to continue to receive health insurance coverage pursuant to COBRA for a period of ten months following the month of the Separation Date. Pursuant to the Separation Agreement, provision of these severance benefits is contingent upon Mr. Chatterjee not revoking a separation and release of claims in favor of the Company. Additionally, the Company and Mr. Chatterjee entered into an advisory agreement on November 30, 2022 (the “Advisory Agreement”) pursuant to which Mr. Chatterjee will provide advisory services during the period commencing on February 4, 2023 through December 31, 2023 and 249,315 of the shares subject to Mr. Chatterjee’s unvested stock options shall be eligible to vest, subject to Mr. Chatterjee’s continued services under the Advisory Agreement.

The foregoing descriptions of the Separation Agreement and the Advisory Agreement are not complete and are qualified in their entirety by reference to the Separation Agreement and the Advisory Agreement, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINBASE GLOBAL, INC.

Dated: December 2, 2022	By:	/s/ Alesia J. Haas
Alesia J. Haas
Chief Financial Officer